UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 20, 2021
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Virgin Galactic Holdings, Inc.
(Exact name of registrant as specified in its charter)
 ____________________________

Delaware	001-38202	85-3608069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

166 North Roadrunner Parkway, Suite 1C Las Cruces, New Mexico	88011
(Address of principal executive offices)	(Zip Code)
(575) 424-2100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
 ____________________________

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SPCE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

On December 20, 2021, the Board of Directors (the “Board”) of Virgin Galactic Holdings, Inc. (the “Company”) increased the size of the Board from nine to ten directors and appointed Wanda Sigur to fill the newly created vacancy on the Board, effective as of December 20, 2021. Ms. Sigur was also appointed to serve on the Board’s Safety Committee and may in the future be appointed to other committees of the Board. Ms. Sigur will serve on the Board until the Company’s annual meeting of stockholders to be held in 2022 and until her successor is duly elected and qualified or until her earlier death, resignation or removal.

Ms. Sigur is an independent consultant for emerging space exploration and traditional aerospace industry companies, providing design, analysis, prototype build, test solutions and design partners and, since 2018, has provided these services through Lambent Engineering LLC where is President and Founder. From 1979 to 2017, Ms. Sigur held various senior level positions at Lockheed Martin Space Systems, most recently from 2014 to 2017, as Vice President and General Manager of Civil Space, where she had executive responsibility for national space programs relating to human space flight and space science missions, including planetary, solar, astrophysical, and Earth remote sensing for civil government agencies. Ms. Sigur is a member of the National Academy of Engineering (NAE), the International Academy of Astronautics (IAA) and The Academy of Medicine, Engineering and Science of Texas (TAMEST). She is a member of the National Academies Science, Engineering and Medicine Aeronautics and Space Evaluation Board (ASEB) and Chair of the ASEB Space Technology Industry Government University Roundtable. Ms. Sigur graduated from Rice University with a bachelor’s of science in Materials Science and Engineering and holds an M.B.A. from Tulane University.

Ms. Sigur is eligible to participate in the Company’s Non-Employee Director Compensation Program, which provides for: (i) an annual cash retainer of $125,000 for serving on the Board, earned on a quarterly basis; (ii) an annual cash retainer of $7,500 for serving on the Safety Committee, earned on a quarterly basis; (iii) an initial equity-based award of restricted stock units (“RSUs”) in an amount equal to $150,000 that vests in substantially equal annual installments over three years following the grant date, subject to Ms. Sigur’s continued service on the Board through each such vesting date; and (iv) following each annual meeting of the Company’s stockholders, an annual equity-based award of RSUs in an amount of $125,000 that vests in full on the earlier of (i) the one-year anniversary of the grant date and (ii) the date of the next annual meeting of stockholders following the grant date, subject to Ms. Sigur’s continued service through the applicable vesting date.

Ms. Sigur has entered into the Company’s standard form of indemnification agreement for its directors and officers.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virgin Galactic Holdings, Inc.

Date: December 22, 2021	By:	/s/ Michelle Kley
	Name:	Michelle Kley
	Title:	Executive Vice President, General Counsel and Secretary